As filed with the Securities and Exchange Commission on February 28, 1997

                                                      Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          FIRST MIDWEST FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                      42-1406262
--------------------------------------------------------------------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)


       Fifth at Erie
      Storm Lake, Iowa                                         50588
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



                          FIRST MIDWEST FINANCIAL, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            Jeffrey M. Werthan, P.C.
                             Michael S. Sadow, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                             1100 New York Ave., NW
                              Washington, DC 20005
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE

                                              Proposed maximum      Proposed maximum
Title of securities to     Amount to be        offering price           aggregate            Amount of
   be registered          registered(1)           per share          offering price       registration fee
   -------------          -------------           ---------          --------------       ----------------
Common Stock, par
value $.01 per share     268,203 shares            $  (2)             $4,430,305(2)          $1,343(2)
==========================================================================================================

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which by reason of certain events specified in the Plan, may become subject to the Plan.

(2)Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 268,203 shares being registered hereby, (i) 33,990 shares are subject to options with an exercise price of $15.75 per share ($535,342.50 in the aggregate), and (ii) the remaining 234,213 shares which have not been awarded to date and are being registered based upon the average of the high and low sales price of the Common Stock on The Nasdaq Stock Market of $16.63 per share on February 24, 1997 ($3,894,962 in the aggregate).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Midwest Financial, Inc. 1995 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

   Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.           Incorporation of Certain Documents by Reference.

         The following documents filed by First Midwest Financial, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (File No. 0-22140) filed pursuant to Rule 13(a)-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) The description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-22140) filed with the Commission on July 23, 1993 and all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Investor Relations Department, First Midwest Financial, Inc., Fifth at Erie, Storm Lake, Iowa 50588, telephone number (712) 732-4117.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.           Description of Securities.

                  Not Applicable.


Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.


Item 6.           Indemnification of Directors and Officers.

                  Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

                  Section  145 of the  General  Corporation  Law of the State of
Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

                  Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the Directors of the Company who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

                  Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

                                                                                       Reference to Prior
Regulation S-K                                                                          Filing or Exhibit
Exhibit Number                       Document                                        Number Attached Hereto
--------------                       --------                                        ----------------------
    4                Instruments Defining the Rights of Security
                     Holders, Including Indentures:

                     (1)    Certificate of Incorporation of First
                            Midwest Financial, Inc.                                           *

                     (2)    Bylaws of First Midwest Financial, Inc.                           *

                     (3)    First Midwest Financial, Inc. 1995 Stock
                            Option and Incentive Plan                              Attached as Exhibit 4

                     (4)    Specimen form of common stock
                            certificate of First Midwest
                            Financial, Inc.                                                   *

    5                Opinion of Silver, Freedman & Taff, L.L.P.                    Attached as Exhibit 5

   15                Letter re unaudited interim financial
                     information                                                        Not Applicable

   23                Consent of Experts and Counsel:

                     (1)    Consent of Silver, Freedman
                            & Taff, L.L.P.                                         Attached as Exhibit 23.1

                     (2)    Consent of certified public accountants                Attached as Exhibit 23.2

   24                Power of Attorney                                             Contained on Signature Page

*  Filed as  exhibits to the  Registrant's  Registration  Statement  on Form S-1
   (File No.  33-64654)  filed with the  Commission on June 17, 1993 pursuant to
   Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

Item 9.           Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Storm Lake, State of Iowa, on February 28, 1997.



                                          FIRST MIDWEST FINANCIAL, INC.



                                          By /s/ James S. Haahr
                                          ---------------------
                                          James S. Haahr, Chairman of the Board,
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Haahr and/or Donald J. Winchell, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ James S. Haahr                                  /s/ Jeanne Partlow
------------------                                  ------------------
James S. Haahr, Chairman of the Board,              Jeanne Partlow, Director
President and Chief Executive Officer
(Duly Authorized Representative)


Date: February 28, 1997                             Date:  February 28, 1997

/s/ E. Wayne Cooley                                 /s/ E. Thurman Gaskill
-------------------                                 ----------------------
E. Wayne Cooley, Director                           E. Thurman Gaskill, Director


Date: February 28, 1997                             Date:  February 28, 1997



/s/ Rodney G. Muilenburg                            /s/ J. Tyler Haahr
------------------------                            ------------------
Rodney G. Muilenburg, Director                      J. Tyler Haahr, Director


Date: February 28, 1997                             Date:  February 28, 1997



/s/ Donald J. Winchell
----------------------
Donald J. Winchell, Vice President and
Chief Financial Officer (Principal Financial
and Accounting Officer)

Date: February 28, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                              -------------------





                                    EXHIBITS


                                       TO


                       REGISTRATION STATEMENT ON FORM S-8



                                      UNDER


                           THE SECURITIES ACT OF 1933




                              -------------------




                          FIRST MIDWEST FINANCIAL, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN




                                           EXHIBIT INDEX



Regulation S-K                                                               Reference to Exhibit
Exhibit Number                       Document                               Number Attached Hereto
--------------                       --------                               ----------------------
    4                First Midwest Financial, Inc. 1995 Stock Option                   4
                     and Incentive Plan

    5                Opinion of Silver, Freedman & Taff, L.L.P.                        5

   23.1              Consent of Silver, Freedman & Taff, L.L.P.                       23.1

   23.2              Consent of certified public accountants                          23.2

   24                Power of Attorney                                    Contained on Signature Page
